Exhibit 10.1

QAD Ortega Hill, LLC
Real Estate Term Loan: 353914-01

CREDIT AGREEMENT

This agreement is dated as of May 30, 2012.  It is between QAD ORTEGA HILL, LLC, a Delaware limited liability company (“Borrower”) and RABOBANK, N.A., a national banking association (“Lender”).

Borrower requests that Lender make a term loan to Borrower.  Lender will make a term loan, subject to the terms of this agreement.

ARTICLE 1- THE REAL ESTATE TERM LOAN

1.01           Loan Amount.   Lender shall lend Borrower the principal sum of $16,053,651.44 (the "Loan").

1.02           Purpose. The Loan must be used only to refinance Borrower’s existing term loan with Lender (Loan No. 9417427988)

1.03           Interest.  The unpaid principal balance of the Loan will bear interest at a rate equal to the one month LIBOR plus 2.250% per annum, Adjusted on the fifteenth day of each Loan Month, with LIBOR determined two London Banking Days immediately preceding the date of the respective Adjustment (the "LIBOR Indexed Rate").  The term "Loan Month" means the one month period beginning on the fifteenth day of the calendar month immediately following the Closing Date, and each successive one month period.

1.04           Required Payments; Maturity Date.

(a)              Borrower shall pay accrued interest on the Loan on July 15, 2012 and on the fifteenth day of each month after the Closing Date to the Maturity Date.

(b)              Borrower shall pay Loan principal at the times and in the respective amount shown on Schedule 1.04(b) attached.

(c)              The unpaid principal balance of, all unpaid accrued interest on, and all other charges under this agreement with respect to the Loan, shall be paid on June 1, 2022 (the "Maturity Date").

1.05           Prepayments.  Prepayments of the Loan may be made at any time without prepayment fee or penalty.

1.06           The Note.  The Loan will be evidenced by this agreement and a promissory note in a form provided by Lender (the "Note").

ARTICLE 2 - COVENANTS REGARDING THE LOAN

2.01           Computation of Interest.  All computations of accrued interest under the Loan Documents other than interest at the Maximum Rate, and all computations of fees under the Loan Documents, will be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed; and all computations of interest accrued at the Maximum Rate will be based upon a year of the actual number of days in the respective year.  Subject to Section 2.04, there is no limit on the amount that a rate of interest subject to Adjustment by Lender may increase at any one time, or in the aggregate.  Lender's determination of a rate of interest will be conclusive, absent manifest error.

2.02           Late Fee.  To the extent permitted by Applicable Law, Borrower shall pay a late fee in the amount of 2.000% of the amount of any scheduled payment due prior to the Maturity Date that is not paid in full when due; provided, however, that any payment for the full amount then due that is made within 10 days of its due date shall not be subject to a late fee.  The imposition and payment of a late fee will not constitute a waiver of Lender's rights with respect to an Event of Default as a result of that late payment.

2.03           Default Rate.  Upon the occurrence of an Event of Default, the principal balance of the Loan and, to the extent permitted by Applicable Law, all other Loan Obligations shall, from the date of an Event of Default until the date Lender notifies Borrower that such Event of Default is waived or cured or all Loan Obligations are paid in full, bear interest at the Default Rate.  Subject to the provisions of Section 2.04, the "Default Rate" means (a) with respect to the unpaid principal balance of any Loan, the rate per annum which is equal to the otherwise applicable rate, plus 2.000% per annum; and (b) with respect to all other Loan Obligations, 5.000% per annum.  Interest payable at the Default Rate shall be paid from time to time on demand, or if not sooner demanded, on the fifteenth day of each month.  The provisions of this section may result in the compounding of interest.  The provisions of this section will not constitute a waiver of any Event of Default.

QAD Ortega Hill, LLC
Credit Agreement

2.04           Maximum Rate.  Notwithstanding any provision of this agreement to the contrary, (a) no interest will be due on any amount due under this agreement if, under Applicable Law, Lender is not permitted to charge interest on that amount, and (b) in all other cases interest due under this agreement will be calculated at a rate not to exceed the Maximum Rate.  If Borrower is requested by Lender to pay interest on any amount due under this agreement at a rate greater than the Maximum Rate, the amount of interest due on that amount will be deemed the Maximum Rate and all payments in excess of the Maximum Rate will be deemed to have been Prepayments without prepayment fee or penalty, and not interest.  All amounts other than interest which are paid or agreed to be paid to Lender for the use, forbearance, or detention of Borrower's indebtedness to Lender under this agreement shall, to the extent permitted by Applicable Law, be amortized over the full stated term of the indebtedness, so that the rate of interest on account of that indebtedness does not exceed the Maximum Rate for so long as the indebtedness is outstanding.

2.05           Method and Application of Payments. All payments of principal, interest, and other amounts to be made under the Loan Documents shall be made to Lender in U.S. dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 2:00 pm (California time) on the dates on which those payments will become due (any of those payments made after the time on the due date will be deemed to have been made on the next succeeding Business Day).  Unless otherwise agreed to in writing, or otherwise required by Applicable Law, payments will be applied first to accrued, unpaid interest, then to any unpaid collection costs, late charges and other charges, and any remaining amount to principal, provided, however, during the continuance of an Event of Default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges in such order of priority as Lender shall from time to time determine in its sole discretion.  The early or late date of making a regularly scheduled payment will be disregarded for purposes of allocating the payment between principal and interest.  For this purpose, the payment will be treated as though made on the date due.  In any legal action or proceeding, the entries made by Lender in an account or accounts maintained by Lender or Rabobank International or any of their Affiliates in accordance with its usual practice and evidencing the Obligations, will be prima facie evidence of the existence and amounts of those Obligations.

2.06           ACH Payments.  So long as any Loan Obligations are unpaid or unsatisfied, Borrower and/or QAD Inc., a Delaware corporation (“QAD”), shall maintain a demand deposit account with Lender (the "Designated Account") in good standing.  Borrower authorizes (and shall cause QAD to authorize, as applicable) Lender to, at Lender's option in each instance, initiate debits to the Designated Account, on the due date, for all interest and principal payments, any fees and expenses, and any other amounts due and payable by Borrower with respect to the Loan and Interest Hedging Obligations, by means of the automatic clearinghouse electronic funds transfer system, by direct debit of the Designated Account, or by any other commercially accepted method (hereafter, "ACH Payments").  Lender shall give Borrower not less than ten days notice before beginning ACH Payments.   If Lender elects to initiate ACH Payments, Borrower will thereafter maintain sufficient funds in the Designated Account on the dates Lender enters debits for ACH Payment of regularly scheduled payments of interest, principal, and fees, if any.  If there are insufficient funds in the Designated Account on the date Lender enters any debit authorized by this agreement, Lender may reverse the debit.  Borrower agrees to upon request by Lender, execute and deliver to Lender an ACH Payment authorization in form and content satisfactory to Lender.  Subject to Section 2.04, all rates of interest specified in this agreement shall be increased by 0.100% per annum if Borrower does not maintain the Designated Account in good standing.

2.07           Inability to Determine Rates.  If, in connection with any Loan bearing interest at a rate to be determined in whole or in part on the basis of an applicable LIBOR based index (a “LIBOR Based Rate”), Lender determines that (a) United States dollar deposits are not being offered to banks in the London interbank market for the applicable amount of such Loan, (b) adequate and reasonable means do not exist for determining the applicable LIBOR Based Rate, or (c) the applicable LIBOR Based Rate does not adequately and fairly reflect the cost to Lender of funding that Loan, Lender will promptly so notify the Borrower.  Thereafter, the obligation of Lender to make or maintain any Loan bearing interest at the applicable LIBOR Based Rate shall be suspended until Lender revokes such notice, and all Loans which would otherwise bear interest at the applicable LIBOR Based Rate shall accrue interest at a comparable rate based on an index designated by Lender in its sole discretion after notice to Borrower.

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Credit Agreement

ARTICLE 3- COLLATERAL

3.01           Collateral Documents.  The payment and performance of the Obligations are secured by the following:

(a)               all Liens in favor of Lender created under (i) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the date of this agreement by Borrower to and in favor of RABOBANK, N.A., a national banking association, for the benefit of Lender, on behalf of itself and, if Borrower enters into Interest Hedging Agreements with Swap Counterparties, as agent for the other Secured Parties, and encumbering real estate located in Santa Barbara County, California; and (ii) any other instrument or agreement delivered to Lender in conjunction with this agreement, which states that it secures all or any of the Obligations (the property encumbered by those Liens, the "Collateral;" and those instruments and agreements securing all or any of the Obligations, the "Collateral Documents") and

(b)              all Liens upon and security interests created under any other written instrument or agreement stating expressly that it secures all or any portion of the indebtedness, liabilities or obligations of Borrower under the terms of this specific agreement.

3.02           Due on Sale or Encumbrance Provisions.  Each Collateral Document which is a mortgage, deed of trust or deed to secure debt includes the following provision:  Grantor shall not make or permit any Prohibited Transfer.  Any Prohibited Transfer shall be an Event of Default, permitting Beneficiary to declare all of the Secured Obligations to be due and payable immediately.  "Prohibited Transfer" means:  (a) any sale, contract to sell, conveyance, encumbrance, pledge, mortgage, lease of the Property not expressly permitted under this instrument or the other Secured Obligation Documents, or other transfer of all or any material part of the Property or any interest in it, including any transfer of Mineral Rights, Water Rights, or Water Stock, whether voluntary, involuntary, by operation of law or otherwise; (b) if Grantor is a corporation, any transfer or transfers of shares of the voting power or the direct or indirect beneficial ownership of Grantor; (c) if Grantor is a partnership, withdrawal or removal of any general partner, dissolution of the partnership under Applicable Law, or any transfer or transfers of the partnership interests; (d) if Grantor is a limited liability company, withdrawal or removal of any managing member (but not of any non-member manager), termination of the limited liability company or any transfer or transfers of the voting power or the ownership of the economic interest in the Grantor; or (e) if Grantor is a trust, withdrawal or removal of any trustee or revocation of the trust.

ARTICLE 4- CONDITIONS

4.01           Conditions of the Loan.  Lender's obligation to make the Loan is subject to satisfaction of Lender’s sole discretion of the following conditions precedent:

(a)               Borrower has executed and delivered the Loan Documents to Lender; and Lender has executed this agreement and all other Loan Documents to which Lender is a Party;

(b)              Lender has received evidence satisfactory to Lender, of (i) the formation and existence of all Parties to the Transaction Documents other than Lender, and except for any Party that is an individual, (ii) due authorization of the individuals executing the Transaction Documents on behalf of those Parties;

(c)               Lender has received all appraisals and inspection reports required by Lender, in a form and content satisfactory to Lender;

(d)              Lender has received evidence satisfactory to Lender, that Borrower is in compliance with all applicable Environmental Laws, including a phase I environmental assessment of the real estate collateral performed by a third party consultant approved by Lender (that evidence, the "Environmental Information");

(e)               Lender has received evidence satisfactory to Lender, that all regulatory approvals, Permits and licenses required under Applicable Law for Borrower's business operations have been issued and are in full force and effect;

(f)               Lender has received evidence satisfactory to Lender, that the Liens granted to Lender under the Collateral Documents are valid and enforceable and, upon the Closing will be, properly perfected, and prior to the rights and interests of all other Persons, except those rights and interests acceptable to Lender in its sole discretion;

(g)              Lender has received evidence satisfactory to Lender, that all policies of insurance required under the Loan Documents are in full force and effect and all premiums for those policies have been paid through the date required by Lender;

(h)              Lender has received, at least 5 Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer laws” and Anti-Terrorism Laws, including the U.S.A. Patriot Act;

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Credit Agreement

(i)                all representations and warranties of all Parties other than Lender in the Transaction Documents are true and correct;

(j)                Lender has received a written opinion from Borrower's legal counsel acceptable to Lender, covering all issues required by Lender;

(k)               Lender’s receipt of a closing fee in the amount of $80,500.00 (the “Closing Fee”);

(l)                Lender has received reimbursement of Lender's out of pocket expenses, including Legal Fees, incurred in connection with the underwriting of the Loans or the Closing (collectively, the “Closing Expenses”);

(m)              Lender has received copies of all Leases and such estoppel certificates and subordination, non-disturbance and attornment agreements signed by Tenants, landlords and, if applicable, in recordable form, as Lender may have requested;

(n)              Lender shall have received such subordination agreements signed by such lien holders and creditors of Borrower, if applicable, in recordable form, as Lender may request;

(o)              Lender shall have received in form and substance satisfactory to Lender (i) an irrevocable written commitment by the Title Insurer or, if the Title Policy is to be issued by the Title Company on behalf of the Title Insurer, the Title Company that it will issue to Lender the Title Policy upon the Closing, and (ii) if the Title Policy is to be issued by the Title Company on behalf of the Title Insurer, a closing protection letter or insured closing letter;

(p)              as of the Closing Date, the following shall be true and correct:

(i)           no Default or Event of Default has occurred and is continuing; and

(ii)           no event has occurred and no condition exists which has resulted in or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and

(q)           Lender has received all other documents, certificates, filings, consents, approvals, legal opinions, information and other preconditions requested by Lender.

4.02           Closing Deadline.  Lender shall have no obligation to make the Loan unless the conditions precedent to the Closing set forth herein have been fully complied with and the Closing has occurred on or before the Closing Deadline.  Termination of Lender’s commitment to make the Loan pursuant to this Section shall not relieve Borrower of its obligation to reimburse Lender for its costs, expenses and other charges payable by Borrower hereunder or of any indemnity obligations hereunder or under the other Loan Documents, but Borrower shall not be obligated to pay the Closing Fee.  Lender shall also be relieved of its obligation to make the Loan hereunder in the event of a material change in the Real Estate or the financial condition of Borrower prior to the Closing.  If Lender elects to close the Loan after the Closing Deadline, Lender’s commitment to make the Loan shall be deemed to have been extended to the actual Closing Date.

ARTICLE 5– BORROWER REPRESENTATIONS

5.01           Representations.  From and after the date hereof and until such time as all Obligations have been paid in full, Borrower represents and warrants to Lender that:

(a)               it has complied with all applicable laws concerning its organization, existence and the transaction of its business, and is in existence and good standing in its state of organization and each state in which it conducts its business, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)              the execution, delivery and performance by Borrower of each Transaction Document to which it is a party, is within the powers and authority of Borrower and have been duly authorized; and the Transaction Documents have been duly executed and delivered by each of the Loan Parties thereto;

(c)               the Transaction Documents do not conflict with any Applicable Law;

(d)              each Transaction Document to which Borrower is a Party is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required thereunder, when executed and delivered to Lender, will be similarly legal, valid, binding and enforceable subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, and similar laws generally affecting creditors’ rights and to general principles of equity;

QAD Ortega Hill, LLC
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(e)               all financial statements and other reports, documents, instruments, information and forms of evidence concerning Borrower or the Collateral (the "Financial Information"), delivered to Lender in connection with this agreement, are accurate, correct and sufficiently complete in all material respects to provide Lender true and accurate knowledge of their subject matter, including, without limitation, all material contingent liabilities;

(f)               there has been no event or occurrence which has resulted in or could reasonably be expected to result in, individual or in the aggregate, any Material Adverse Effect since the effective date of the Financial Information provided to Lender;

(g)              Borrower has good and marketable title to, or a valid leasehold interest in, all of its property and assets as reflected in the Financial Information provided to Lender, and such assets and properties are subject to no Liens and Borrower has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases;

(h)              the Collateral Documents are effective to create, in favor of Lender, legally valid and enforceable security interests in such right, title and interest each applicable Loan Party shall from time to time have in the Collateral and such security interests are subject to no Liens and are prior to the rights and interests of all other Persons, except those rights and interests acceptable to Lender in its sole discretion.  Each of the Loan Parties has properly delivered to Lender all Collateral that requires perfection of the security interests by possession and has authorized all filing and recording by Lender required for the perfection of the security interests by filing or recording;

(i)                Borrower is not the subject of any Judgment which could reasonably be expected to have a Material Adverse Effect; and there is no lawsuit, tax claim or other dispute pending or to Borrower's knowledge threatened against Borrower that, if determined adverse to Borrower, is reasonably likely to have a Material Adverse Effect;

(j)                the Transaction Documents do not conflict with, nor is Borrower in default in any material respect under any agreement or arrangement in effect providing for or relating to extensions of credit or other indebtedness of any nature in respect of which Borrower is in any manner directly or contingently obligated;

(k)               Borrower has filed all tax returns (federal, state, and local) required to be filed by Borrower and has paid all material taxes, assessments, and governmental charges and levies thereon, including interest and penalties;

(l)                Borrower and the Real Estate are in material compliance with all Applicable Laws (including all Environmental Laws), and there is no claim, action, proceeding or investigation pending or to Borrower's knowledge threatened against Borrower or the Real Estate with respect to a violation of any Applicable Law (including any Environmental Law) by Borrower;

(m)              no Loan Party has treated, stored, used or Released any Hazardous Material in, on or at any of the properties or facilities owned or leased by the Loan Parties (except for inventories of substances that are used or to be used in the ordinary course of business of the Loan Parties (which inventories have been stored and used and wastes disposed of in material compliance will all applicable Environmental Laws), and there are no underground tanks, surface impoundments or lagoons, whether operative or temporarily or permanently closed, asbestos-containing materials, or PCB-containing equipment located in, on or at any of the properties or facilities owned or leased by the Loan Parties;

(n)              Borrower has previously delivered to Lender each environmental audit, assessment or investigation report in the possession or control of any Loan Party which have been prepared by any party during the 5-year period preceding the Closing date relating to environmental conditions or compliance with Environmental Laws on any of the properties or facilities owned or leased by any Loan Party;

(o)              Borrower is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986;

(p)              Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended;

(q)              no Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Loan will be used, either directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose; or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board;

(r)               no Default or Event of Default has occurred and is continuing; and

QAD Ortega Hill, LLC
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(s)              no Loan Party or any Affiliate thereof is in violation of any Anti-Terrorism Laws and the use of the proceeds of the Loan by Borrower will not violate any Anti-Terrorism Laws.

5.02           Information Accurate and Complete.  Borrower's submission of any report, record, certificate or other information pertaining to the condition or operations, financial or otherwise, of Borrower, from time to time, whether or not required under this agreement, will be deemed accompanied by a representation by Borrower that the report, record or information is complete and accurate in all material respects as to the condition or operations of Borrower (and, if applicable, Borrower's Subsidiaries, Affiliates, partners, shareholders, members, or other principals), including, without limitation, all material contingent liabilities and does not omit to state any material fact necessary to make the information contained therein misleading.

ARTICLE 6 – BORROWER COVENANTS

Until such time as all Obligations have been paid in full in cash:

6.01           Interest Hedging.  Borrower shall maintain in full force and effect, one or more interest rate swaps or other similar agreements with Lender, an Affiliate of Lender, or another counterparty acceptable to Lender, and in a form and substance satisfactory to Lender, which effectively enables Borrower to protect itself against the risk of interest rate fluctuations as to a notional principal amount equal to the unpaid principal balance of the Loan for a term up to and including the applicable Maturity Date.

6.02           Debt Service Coverage Ratio.  At all times prior to repayment of the Obligations, the Annual Net Operating Income for the Real Estate shall be adequate to support a minimum Debt Service Coverage Ratio of 1.25:1.00.  The Debt Service Coverage Ratio shall be tested annually based on a calendar year, with the initial testing commencing as of January 31, 2013 with respect to calendar year 2012.  Accordingly, Borrower shall demonstrate to Lender’s reasonable satisfaction that the Real Estate has a minimum Debt Service Coverage Ratio of 1.25:1.00 with respect to the preceding year as set forth above (the “Preceding Year”).  If the Debt Service Coverage Ratio is less than 1.25:1.00 for the Preceding Year, then it shall be an event of default entitling Lender, at its option, to any or all of the following remedies: (i) have Borrower provide Lender with quarterly operating statements and rent rolls by no later than the 15th day of the month following each calendar quarter until Borrower demonstrates achievement of a minimum Debt Service Coverage Ratio of 1.25:1.00 for 4 successive quarters; (ii) charge default interest until Borrower demonstrates achievement of a minimum Debt Service Coverage Ratio of 1.25:1.00 for 4 successive quarters; (iii) pledge other collateral, in a form and on terms acceptable to Lender, to remargin the Obligations so that they are in compliance with a minimum Debt Service Coverage Ratio of 1.25:1.00; or (iv) require Borrower, within 30 days of demand, to make a principal reduction payment on the Obligations in an amount equal to the amount of principal necessary to cause the principal balance of the Obligations, when calculating the Debt Service Coverage Ratio of not less than 1.25:1.00.  Nothing contained herein shall be construed as altering or eliminating any obligation on the part of Borrower to make any other principal reduction payments as provided for in the Loan Documents.

6.03           Other Debt.  Borrower shall have no outstanding and shall not incur any direct or contingent liabilities or lease obligations, or guaranty of the liabilities of others, except the following if not otherwise prohibited under the Transaction Documents:  (a) liabilities and obligations to Lender or any of its Affiliates; (b) normal trade credit not more than 90 days past due or being contested in good faith by appropriate proceedings; (c) lease obligations or debt incurred for the purpose of purchasing equipment used in the ordinary course of business; and (d) other liabilities and obligations in existence on the date of this transaction and disclosed in the most recent financial statement submitted to Lender.

6.04           Other Liens.  Borrower shall not create, assume or suffer to exist any Liens on the rights, title or interests in its property, except the following if not otherwise prohibited under the Loan Documents:  (a) Liens in favor of Lender or any of its Affiliates; and (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with generally accepted accounting principles ("GAAP"); and (c) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or interfere or otherwise result in a breach of any Lease.

6.05           Sale of Assets. Borrower shall not sell or transfer any business or asset, except the following if not otherwise prohibited by the Loan Documents:  (a) sales or transfers of inventory in the ordinary course of business and (b) sales or transfers of obsolete or worn out property, in the ordinary course of business.

6.06           [Intentionally Omitted]

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6.07           Loans to Others.  Borrower shall not make loans to others except the following to the extent not otherwise prohibited by the Loan Documents:  (a) extensions of credit made prior to the date of this agreement and disclosed to and approved by Lender in writing on or before the date of this agreement (b) extensions of credit to current Subsidiaries and Affiliates and (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to persons other than family members, Subsidiaries, and Affiliates.

6.08           Books and Records.  Borrower shall maintain and cause each of its Subsidiaries to maintain proper books of record and account including full, true, and correct entries of all dealings and transactions relating to its and their business and activities on an accrual basis, in all material respects in conformity with GAAP.

6.09           Deposit Account. Borrower and/or QAD shall maintain with Lender a deposit account during the entire term of the Loan.

6.10           Reporting Requirements.  Borrower shall furnish to Lender:

(a)               as soon as available, but no later than 30 days after filing, copies of federal income tax returns filed by Borrower, including all schedules and exhibits and any extensions of the filing date (with copies of extensions to be provided to Lender not later than 30 days following the original date for filing of said extensions);

(b)              promptly upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent to or received from Borrower's accountants; and

(c)               promptly upon receipt, copies of all notices, orders, or other communications regarding (i) any enforcement action by any Governmental Authority relating to health, safety, the environment, or any Hazardous Materials with regard to Borrower's property, activities, or operations, or (ii) any claim against Borrower regarding Hazardous Materials;

(d)              notice of the occurrence of any of the following, promptly, but in any event no later than five days after such occurrence: (i) any lawsuit, tax claim or other dispute if filed or threatened against Borrower in an amount greater than $250,000.00; (ii) any substantial dispute between Borrower and any Governmental Authority; (iii) the failure by Borrower to comply with the terms and provisions of this agreement; (iv) any Material Adverse Effect as to Borrower; (v) any change in Borrower's name, legal structure, place of business, or chief executive office or federal identification number; or (vi) the Release of any Hazardous Materials on the property of any Loan Party or violation of any Environmental Laws by any Loan Party; ; and

(e)               promptly upon Lender's request, all other books, records, statements, lists of property and accounts, budgets, forecasts, reports, records or other information pertaining to the condition or operations of Borrower requested by Lender.

6.11           Change in Accounting.  Borrower shall not make any material change or modification of Borrower’s manner and method of accounting except as required by the applicable accounting standard.

6.12           Maintenance of Assets.  Borrower shall maintain and preserve all rights, privileges, intellectual property rights and franchises Borrower now has or later acquires in the normal conduct of its business, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect; and make any repairs, renewals, or replacements to keep Borrower's properties in good working condition, ordinary wear and tear excepted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.13           Existence and Good Standing.  If Borrower is anything other than an individual, Borrower shall preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified to conduct its business in each jurisdiction in which such qualification is required, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect.

6.14           Change in Business or Organizational Structure.  Borrower shall not engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto; and if Borrower is anything other than an individual, Borrower shall not (a) form or otherwise acquire any Subsidiary, unless that Subsidiary executes and delivers to Lender a guaranty of all of the Obligations and all other instruments and agreements required by Lender; or (b) merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

6.15           Compliance with Laws; Permits.  Borrower shall comply in all material respects with all Applicable Laws and pay before delinquency, all taxes, assessments, and governmental charges imposed upon Borrower or its property, except to the extent such failure to comply and or pay could not reasonably be expected to have a Material Adverse Effect.  Each Loan Party shall obtain and maintain in full force and effect and comply in all material respects with all necessary Permits and government approvals, except to the extent such failure to do so could not reasonably be expected to have a Material Adverse Effect.

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Credit Agreement

6.16           Inspections. Borrower shall, at any reasonable time during normal operating hours and from time to time, permit Lender or any of its agents or representatives to examine and make copies of and abstracts from the records and books of, and visit the properties of, Borrower and to discuss the affairs, finances, and accounts of Borrower, at Lender’s sole cost and expense with (if Borrower is other than an individual) officers, directors, partners, or managers or Borrower, as applicable; Borrower's independent accountants; and any other person dealing with Borrower.

6.17           Insurance.

(a)              Borrower shall maintain, or cause to be maintained, public liability insurance; all risk property damage insurance policies covering tangible property comprising the Collateral for the full insurable value on a replacement cost basis; workers’ compensation insurance as required by law; and such additional insurance as required by Lender or any Swap Counterparty from time to time.

(b)              If any Real Estate is located in an area now or hereafter designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Borrower agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Real Estate is located in a special flood hazard area, for the full unpaid principal balance of the Loan, plus any Swap Counterparties' derivative exposure under the Interest Hedging Agreements as calculated by the Swap Parties, plus any prior liens on the property securing the Loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the Loan.

(c)              All policies of insurance required under the Transaction Documents must be issued by companies approved by Lender and, if applicable, the Swap Counterparties, and must be acceptable to Lender and the Swap Counterparties as to amounts, forms, risk coverages, expiration dates, and loss payable and cancellation provisions with deductibles of a maximum of $10,000 on improvements and fixtures located on the Real Estate  In addition, each required policy must stipulate that coverage will not be cancelled or diminished without a minimum of 10 days prior written notice to Lender or the Swap Counterparties and without disclaimer of the insurer’s liability for failure to provide such notice; contain a First Loss Payable Endorsement and any other endorsements as Lender or the Swap Counterparties may require and must name Lender as an additional insured and loss payee so that all proceeds of such property or casualty insurance shall be payable to Lender and the Swap Counterparties to the extent of its respective interest.

(d)              Borrower agrees to deliver to Lender and, if applicable, the Swap Counterparty, on or before the Closing Date, evidence of the required insurance as provided herein, with an effective date on or before the Closing Date.  If Borrower fails to provide any required insurance or fails to continue any required insurance in force, Lender or a Swap Counterparty may do so at Borrower’s expense.  At the option of Lender or a Swap Counterparty, Borrower shall reimburse Lender or a Swap Counterparty, on demand, the cost of any such insurance paid by Lender or a Swap Counterparty or shall be added to the Obligations.  BORROWER ACKNOWLEDGES THAT IF LENDER OR A SWAP COUNTERPARTY SO PURCHASES ANY REQUIRED INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO AN AMOUNT EQUAL TO THE LESSER OF (1) THE UNPAID BALANCE OF THE OBLIGATIONS, EXCLUDING ANY UNEARNED FINANCE CHARGES, OR (2) THE VALUE OF THE COLLATERAL; HOWEVER, BORROWER’S EQUITY IN THE COLLATERAL MAY NOT BE INSURED.  IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

(e)               For purpose of insurance coverage on the Collateral, Borrower authorizes Lender and, if applicable, the Swap Counterparties to provide to any Person all Information Lender or a Swap Counterparty deems appropriate, whether regarding the Collateral, the Loan or other financial accommodations, or both.

6.18           Arms' Length Dealing.  Borrower shall not enter into any transaction of any kind with any family member, Subsidiary or Affiliate, other than on fair and reasonable terms substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm’s length transaction with a Person other than a family member, Subsidiary or Affiliate, and, if such transaction is not in the ordinary course of business, with prior written notice to Lender.

6.19           Use of the Loan.  Borrower shall not use the Loan (a) for personal, family or household purposes, or (b) to purchase or carry Margin Stock or to invest in other Persons for the purpose of carrying Margin Stock or to reduce or retire any indebtedness incurred for that purpose.

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6.20           ERISA Plans.  Borrower shall promptly pay and cause all Subsidiaries to pay contributions adequate to meet not less than the minimum funding standards under ERISA with respect to each and every Plan; file each annual report required to be filed pursuant to ERISA in connection with each Plan for each year; and notify Lender within ten days following the occurrence of any Reportable Event that might constitute grounds for termination of any capital Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan.  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

6.21           Legal Fees; Costs.  Borrower shall pay the following:  (a) costs, expenses and Legal Fees paid or incurred in connection with any amendments, modifications or waivers of the provisions of the Loan Documents; (b) costs, expenses and Legal Fees paid or incurred in connection with the collection or enforcement of the Transaction Documents, whether or not suit is filed; (c) costs, expenses and Legal Fees paid or incurred in connection with any Insolvency Proceeding involving a claim under the Transaction Documents; (d) costs of suit and such sum as the court may adjudge as Legal Fees in any action to enforce payment of the Notes or any part thereof; and (e) costs, expenses and Legal Fees incurred to protect the liens and security interests under the Collateral Documents.

6.22           Remargining Requirement.  If at any time the Debt Service Coverage Ratio is less than the minimum Debt Service Coverage Ratio, then within 15 days after Lender’s demand therefor, Borrower shall make such prepayment under the Loan as may be necessary to cause Borrower to meet the minimum Debt Service Coverage Ratio, as appropriate.

6.23           Leases.

(a)               Borrower shall perform all obligations required to be performed by it as landlord under the Leases.  Borrower shall not accept payment of more than one month’s rent in advance from any Tenant under a Lease.  Except as otherwise approved by Lender in writing, all Leases shall be entered into with bona fide third party subtenants financially capable, at the time of entering into their respective Leases, of performing their obligations under their Leases throughout the terms thereof and shall reflect arm’s-length transactions at the then current market rate for comparable space.  Furthermore, Borrower shall not grant any Tenant any rights or options to purchase the Real Estate or any portion thereof or release any Tenant or lease guarantor from any obligation or conditions without Lender’s prior written consent.  Borrower shall obtain Lender’s written approval prior to executing any new Major Lease, modifying, amending, terminating or surrendering an existing Lease, or consenting to any sublease under or assignment of any Major Lease, unless Borrower is unconditionally obligated under the terms of the Major Lease to consent to the sublease or assignment.  Lender shall respond to Borrower’s written request for approval of a new Major Lease or modification, amendment, termination or surrender of a Major Lease (which written request must contain the following on the first page thereof in bold, fully-capitalized 12-point or greater text:  “IMPORTANT:  PURSUANT TO SECTION 6.23 OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER, IF LENDER FAILS TO PROVIDE WRITTEN NOTICE OF THE ATTACHED LEASE OR MODIFICATION, AMENDMENT, TERMINATION OR SURRENDER THEREOF OR SUBLEASE THEREUNDER OR ASSIGNMENT THEREOF WITHIN 10 DAYS FOLLOWING LENDER’S RECEIPT HEREOF, LENDER SHALL BE DEEMED TO HAVE APPROVED THE ATTACHED LEASE OR THE MODIFICATION, AMENDMENT, TERMINATION OR SURRENDER THEREOF, SUBLEASE THEREUNDER, OR ASSIGNMENT THEREOF”) within 10 business days following Lender’s receipt of a copy of the proposed Major Lease, modification or amendment, or request for approval of termination or surrender or approval of sublease or assignment, as the case may be, together with financial statements and references on the prospective tenant and such other information concerning such new Major Lease, sublease or assignment, as the case may be, or prospective tenant, subtenant or assignee, as the case may be, or concerning the modification, amendment, termination or surrender, as the case may be, as Lender shall reasonably require.  If Lender shall fail to respond to any such written request by Borrower for such approval within such 10 business day period, Lender shall be deemed to have approved such matter.  Borrower shall submit to Lender, within 30 days following execution, all new Leases, all modifications, amendments, consents to assignment or subletting of existing Leases, and shall promptly notify Lender of the termination or surrender of any Lease.

(b)              Borrower shall promptly deliver to Lender such rent rolls, leasing schedules and reports, operating statements or other leasing information as Lender may request from time to time, and shall promptly notify Lender of any material dispute with a Tenant or material adverse change in leasing activity on the Real Estate.  Borrower shall use reasonable efforts promptly to obtain and deliver to Lender such subordination, non-disturbance and attornment agreements and tenant estoppel certificates, as Lender may require.  In no event shall any approval by Lender of a Lease be a representation of any kind with regard to the Lease or its enforceability, or the financial capacity of any Tenant or lease guarantor.

(c)              Borrower shall first apply all income derived from the Real Estate, including all income from the Leases, to pay the costs and expenses associated with the ownership, maintenance, operation and leasing of the Real Estate that are then due and payable, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose.  No such income shall be distributed or paid to any partner, shareholder or member, or, if Borrower is a trust, to any beneficiary or trustor, unless all such costs and expenses which are then due and payable have been paid in full.

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6.24           Management.  Borrower shall not enter into any agreement providing for the construction, development, management, sale, leasing or operation of the Real Estate (including any such agreement with any Affiliate), and shall not modify, amend or terminate any such agreement approved by Lender, without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.  Without limiting the foregoing, any property manager for the Real Estate and the property management agreement under which such property manager is or is to be engaged by Borrower must be approved by Lender in writing.  Borrower shall not enter into any agreement providing for the construction, development, management, sale, leasing or operation of the Real Estate or any other agreement with respect to the Real Estate with any Affiliate except on terms and provisions that are no less favorable to Borrower than are generally available in the market for goods and services to be provided to Borrower under such agreement.  Borrower shall not cause or permit any change in the management of Borrower without prior written consent of Lender.  At the request of Lender, Borrower shall (a) execute and deliver to Lender an assignment of management agreement for any management agreement affecting the Real Estate, including a consent and subordination of property manager thereto, in form and substance satisfactory to Lender, and (b) upon  the occurrence of an Event of Default, upon Lender’s request, terminate the management agreement of any property manager for the Real Estate that is an Affiliate of Borrower and replace such property manager with a property manager satisfactory to Lender, in its reasonable judgment.

6.25           Inspections; Appraisals.  Lender shall have the right, in its sole discretion, to inspect the Real Estate and to obtain new appraisals, or to update existing appraisals, at any time while the Loan or any portion thereof remains outstanding.  Borrower shall cooperate with Lender and the appraiser (and use its best efforts to cause the Tenants of the Real Estate to cooperate with Lender and the appraiser) in permitting access to the Real Estate and in obtaining operating and other relevant information on the Real Estate.  Borrower agrees to pay the cost and expense for (a) more than one Appraisal and review ordered by Lender during any consecutive 12 calendar month period, and (b) for any additional appraisals and reviews (i) as are required pursuant to a change in applicable law or regulations, and (ii) after the occurrence and during the continuation of an Event of Default.

6.26           Lender Expenses.  Within ten Business Days after demand from Lender to Borrower, Borrower shall pay (or reimburse Lender for payment of) reasonable Closing Expenses not previously received by Lender.

6.27           Other Acts.  Upon request by Lender, Borrower shall cooperate with Lender for the purposes of, and perform all acts which may be necessary or advisable to establish, perfect and/or monitor any Lien granted under this agreement or the Collateral Documents, or to carry out the intent of the Transaction Documents.

ARTICLE 7 - EVENTS OF DEFAULT AND REMEDIES

7.01           Events of Default.  The following each will be an event of default under this agreement (an "Event of Default"):

(a)               any payment required under the Loan Documents is not made within 10 days after the date when due;

(b)              the Financial Information or any representation or warranty in the Loan Documents is materially incorrect or misleading when made or provided;

(c)               Borrower does not (i) pay (or cause payment of) all material taxes of Borrower prior to the date when delinquent, except those which are being contested in good faith by appropriate proceedings diligently conducted for which adequate reserves have been provided in accordance with GAAP; or (ii) maintain (or cause to be maintained) all policies of insurance required under the Transaction Documents and pay (or cause payment of) all premiums for that insurance on or prior to the date when due; or (iii) maintain the Collateral (or cause the Collateral to be maintained) in good condition and repair, all in accordance with the terms and conditions of the Transaction Documents.

(d)              the death of (i) any Borrower who is an individual, (ii) if Borrower is a partnership, any general partner of that partnership who is an individual, or (iii) if Borrower is the trustee under a trust acting in that capacity, any individual trustor under the trust;

(e)               a change in the equity interest of Borrower;

(f)               the filing of any tax lien against Borrower, any member or general partner of Borrower, or against any of the Collateral and the same is not discharged of record within 30 days after the date filed;

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(g)              an Insolvency Proceeding is initiated by Borrower; or any Insolvency Proceeding initiated against Borrower by another Person is not discharged within 60 days after filing;

(h)              Borrower or any Subsidiary of Borrower is or becomes subject to a Judgment or Judgments:  (i) for the payment of money in an aggregate amount (as to all such Judgments or orders) exceeding $250,000.00, which are not covered by independent third-party insurance as to which the insurer does not dispute coverage, or (ii) that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon any such Judgment, or (B) there is a period of ten consecutive days during which a stay of enforcement of any such Judgment, by reason of a pending appeal or otherwise, is not in effect;

(i)                the violation of any Financial Covenant;

(j)                any "Event of Default" as that term is defined in the Loan Documents other than this agreement which is not cured within any applicable cure or grace period;

(k)               any material default in the payment or performance of a term or condition of any credit agreement, note, security agreement, mortgage, deed of trust, deed to secure debt, or other agreement or instrument evidencing or securing any other indebtedness, liabilities or obligations of Borrower to Lender or any Affiliates of Lender, or any Swap Counterparty;

(l)                any default termination event or other similar event under any Interest Hedging Agreement which is not cured within any applicable cure or grace period;

(m)              any Material Adverse Effect as to Borrower;

(n)              any ERISA Event;

(o)              for more than ten days after notice from Lender, Borrower is in default under any term, covenant or condition of this agreement not previously described in this Section 7.01, which can be cured by the payment of a sum of money;

(p)              title to the Real Estate is not satisfactory to Lender by reason of any defect, except those matters affecting title that have at any time been consented to in writing by Lender or the lien of the Collateral Documents ceases to be a perfected lien on fee title to the Real Estate vested in Borrower, except as specifically contemplated herein;

(q)               (i) any default by Borrower under a Lease beyond the applicable cure period, or (ii) except as otherwise permitted herein, (A) a Major Lease is terminated or (B) Borrower attempts to terminate a Major Lease without Lender’s prior written consent;

(r)               for more than 30 days after notice from Lender, Borrower is in default under any term, covenant or condition of this agreement not previously described in this Section 7.01; provided that if (i) it is reasonably certain that the default cannot be cured by Borrower within that 30 day period and (ii) Borrower has commenced curing that default within that 30 day period and thereafter diligently and expeditiously proceeds to cure that default, then that 30 day period will be extended for so long as reasonably required by Borrower in the exercise of due diligence to cure that default, up to a maximum of 90 days after the notice to Borrower of the Event of Default; and

(s)               any Loan Document ceases to be in full force and effect or is declared void by a Governmental Authority or any party thereto shall claim such unenforceability or invalidity, or any security interest in the Collateral created by the Collateral Documents shall fail or cease to be, or shall be asserted in writing that it is not, a valid and perfected security interest in the securities, assets or properties covered thereby;

7.02           Remedies.  Upon the occurrence of an Event of Default, Lender may: (a) declare any and all Obligations due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and (b) exercise all other rights and remedies afforded to Lender under the Loan Documents or Applicable Law or in equity; except that upon an actual or deemed entry of an order for relief with respect to Borrower or any of its Subsidiaries in any Insolvency Proceeding, all Loan Obligations shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived by Borrower.

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ARTICLE 8 - NOTICES

All requests, notices, approvals, consents, and other communications between the Parties (collectively, "Notices") under the terms and conditions of the Loan Documents must be in writing and mailed or delivered to the address specified in that Loan Document, or to the address designated by any Party in a notice to the other Parties; and in the case of any other Person, to the address designated by that Person in a notice to Borrower and Lender.  All Notices will be deemed to be given or made upon the earlier to occur of (a) actual receipt by the intended recipient or (b) (i) if delivered by hand or by courier, upon delivery; or (ii) if delivered by mail, four Business Days after deposit in the mails, properly addressed, postage prepaid; except that notices and other communications to Lender shall not be effective until actually received by Lender.  Borrower requests that Lender accept, and Lender may, at its option, accept and is entitled to rely and act upon any Notices purportedly given by or on behalf of Borrower, even if not made in a manner specified herein (including Notices made verbally, by telephone, telefacsimile, email, or other electronic means of communication), were incomplete or were not preceded or followed by any other form of Notice specified herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof.  All telephonic Notices to and other telephonic communications with Lender may be recorded by Lender, and each Party consents to such recording.

ARTICLE 9 – GENERAL DEFINITIONS, ACCOUNTING MATTERS AND DRAFTING CONVENTIONS

9.01           Defined Terms.  Capitalized terms defined in this section are used in this agreement as so defined. Except as otherwise defined in this agreement, or unless the context otherwise requires, each term that is used in this agreement which is defined in Article 9 of the UCC shall have the meaning ascribed to that term in Article 9 of the UCC.

"Adjust" means to increase or decrease; "Adjusted" means increased or decreased; and "Adjustment" means an increase or decrease.

"Adjustment Date" means each date on which the rate of interest on a LIBOR Indexed Rate Loan is or may be Adjusted by Lender pursuant to this agreement.

“Affiliate” of a Person which is anything other than an individual means another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Annual Net Operating Income for the Real Estate" means all revenues generated by and from the operation of the Real Estate, including, but not limited to all lease payments or rental charges and other fees, less all costs of operating the Real Estate, including without limitation property taxes and assessments, salaries, wages, and insurance premiums but excluding depreciation, amortization and interest expenses related to the Loan.

“Anti-Terrorism Laws” mean (a) the U.S.A. Patriot Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, and (c) any other laws relating to terrorism or money laundering.

"Applicable Law" means all existing and future laws, orders, ordinances, rules and regulations of or by a Governmental Authority; except that in determining the Maximum Rate, Applicable Law shall mean those laws, orders, ordinances, rules and regulations in effect as of the date hereof or if there is a change in Applicable Law which (a) permits Lender to charge interest on amounts which Lender would not otherwise be permitted to charge interest, or (b) increases the permissible rate of interest, then the new Applicable Law as of its effective date.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrower" shall have the meaning specified in the preamble of this agreement.

"Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Applicable Laws of the State of California, or are in fact closed in the State of California.

"Closing" means (a) the acknowledgement by Lender that all conditions precedent to the Loan are satisfied or waived in accordance with this agreement, or (b) the Loan is made, whichever is earlier.

"Closing Date" means the date of the Closing.

“Closing Deadline” means June 1, 2012.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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"Control" of a Person which is anything other than an individual means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

"Debt Service Coverage Ratio" means, at any date of determination, the ratio of the Annual Net Operating Income for the Real Estate for the 12 month period ending on such date of determination to the principal, interest and other charges due on all indebtedness of the Real Estate on an annual basis.

“Default” means any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

"Environmental Law" means all Applicable Laws that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the environment, natural resources (including water vapor, surface water and subsurface water, surface and subsurface land, air, aquatic life, wildlife, vegetation, and any other biota) or human health (to the extent relating to exposure to Hazardous Materials), or natural resource damages, and (b) the use, generation, handling, treatment, storage, Release , transportation or regulation of, or exposure to, Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq.,  the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., the Carpenter-Presley-Tanner Hazardous Substance Account Act (Health & Safety Code §2530 et seq.), the Hazardous Waste Control Law (Health & Safety Code §2510 et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health & Safety Code §252249.5 et seq.), the Underground Storage of Hazardous Substances Act (Health & Safety Code §25280 et seq.) and the Porter-Cologne Water Quality Control Act (Water Code §13100 et seq.) .

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) the occurrence of any “reportable event” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period has been waived, with respect to a Plan; (b) any failure by any Plan to satisfy the applicable minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Loan Party or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Loan Party or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in critical or endangered status, within the meaning of Section 305 of ERISA; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Loan Party; or (j) the occurrence of any other event or condition with respect to a Plan or a Multiemployer Plan with respect to which any Loan Party is likely to incur material liability other than in the ordinary course.

"Financial Covenant" means any covenant contained in the Loan Documents regarding the financial status of a Person other than Lender.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Hazardous Material" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "caustic," "pollutant," or "contaminant" or a similar designation or regulation under any Environmental Law or could reasonably be expected to lead to liability under any Environmental Law, and shall also include, without limitation, asbestos in any form that is or could reasonably be expected to become friable or asbestos containing materials, polychlorinated byphenyls or radon gas, PCBs, petroleum, petroleum products, natural gas and explosive or radioactive substances and lead.

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"Insolvency Proceeding" means the insolvency of a Person, the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official of any part of a Person's property, an assignment by a Person for the benefit of creditors, or the voluntary or involuntary commencement of any proceeding under the Federal Bankruptcy Code or any other bankruptcy or insolvency law, by or against a Person, including the winding-up or liquidation of a Person.

"Interest Hedging Agreement" means any interest rate swap, cap, collar or other similar agreement related to an extension of credit under this agreement that is entered into by and between Borrower and a Swap Counterparty.

"Interest Hedging Obligations" means all indebtedness, liabilities and obligations of Borrower under any Interest Hedging Agreement, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

"Interest Payment Date" means a date on which regularly scheduled payments of interest are due.

"Interest Period" means with respect to a LIBOR Indexed Rate Loan, each period commencing on the date that Loan is made or the applicable rate is recalculated, until the next Adjustment Date or, if earlier, the respective Maturity Date.

"Judgment" means a judgment, order, writ, injunction, decree, or rule of any court, arbitrator, or Governmental Authority.

“Lease” means a lease, rental or occupancy agreement affecting all or any part of the Real Estate or an interest therein.

"Legal Fees" means any and all counsel, attorney, paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial, appellate, discretionary review, or any other level, incurred or paid by Lender in drafting and negotiating the Loan Documents, closing the transactions contemplated hereby, and protecting and enforcing its rights and interests under the Loan Documents.

"Lender" shall have the meaning specified in the preamble of this agreement and any successors and assigns of any of its rights and obligations under this agreement.

"LIBOR" means, for any Interest Period, the rate of interest appearing on Bloomberg L.P. (the "Service") Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of the Service, or any successor to or substitute for the Service providing rate quotations comparable to those currently provided on such page of the Service, selected by Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in an amount equal to the Loan in the London interbank market) at approximately 11:00 a.m., London time, as the rate for dollar deposits with a maturity comparable to the applicable contract period; provided, that LIBOR may be Adjusted from time to time in Lender's discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.

"LIBOR Indexed Rate Loan" means a Loan which bears interest at the LIBOR Indexed Rate.

“Lien” means any mortgage, pledge, assignment, deposit arrangement, privilege, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"Loan Documents" means this agreement, the Note, the Collateral Documents, and all other agreements and instruments required by Lender for purposes of evidencing or securing the Loan.

"Loan Obligations" means all indebtedness, liabilities and obligations of Borrower to Lender arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

“Loan Party” means, individually and collectively, Borrower and a grantor of a security interest in the Collateral.

"London Banking Day" means a day on which banks are open for dealings in dollar deposits in the London interbank market.

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"Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, Judgments, awards, amounts paid in settlement of whatever kind or nature (including Legal Fees).

“Major Lease” means any Lease (excluding any subleases) of space in the Real Estate of at least 10% of the total net rentable area thereof.

“Major Tenant” means a Tenant under a Major Lease.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

"Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect as to the validity or enforceability or any right or remedy of Lender under any Transaction Document or any material term or condition therein against the applicable Person; (b) is or could reasonably be expected to be material and adverse to the financial condition, business assets, operations, or property of the applicable Person, including any material portion of the Collateral; or (c) materially impairs or could reasonably be expected to materially impair the ability of the applicable Person to perform the Obligations.

"Maximum Rate" means that rate per annum which, under Applicable Law, may be charged without subjecting Lender to civil or criminal liability, or limiting Lender's rights under the Loan Documents as a result of being in excess of the maximum interest rate which Borrower is permitted to contract or agree to pay; except that the Maximum Rate on any amount upon which Lender is not permitted to charge interest will be zero percent.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which any Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

"Obligations" means the Loan Obligations and the Interest Hedging Obligations.

"Party" refers only to a named party to this agreement or another Loan Document, as the context requires.

“Permits” mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required to be obtained from a Governmental Authority under any Applicable Law.

"Person" means an individual, a corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other business entity, or a government or any agency or political subdivision thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which any Loan Party or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

"Prepay" means to make a Prepayment.

"Prepayment" means a payment of all or a portion of the unpaid principal balance of the Loan prior to the date when due, whether voluntary, by reason of acceleration, or otherwise.

"Real Estate" means that portion of the Collateral which is real property, as opposed to personal property.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder and thereof.

“Release” means any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating in, into or onto or through the environment.

“Secured Parties” means Lender and, as appropriate, any other Swap Counterparties.

“Subsidiary” of a Person which is anything other than an individual means a business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly by that Person.  Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to any Subsidiary or Subsidiaries, if any.

QAD Ortega Hill, LLC
Credit Agreement

"Swap Counterparty" means any party to an Interest Hedging Agreement related to an extension of credit under this agreement which can be Lender, or any other counterparty acceptable to Lender.

“Tenant” means each Person that is a lessee, tenant, renter or occupant under a Lease.

“Title Company” means the agent of the Title Insurer issuing the Title Policy on behalf of the Title Insurer.

“Title Insurer” means Fidelity National Title Insurance Company.

“Title Policy” means a 2006 ALTA lender’s title insurance policy, extended coverage, in such form and with such endorsements as may be required by Lender, issued by Title Insurer insuring that the Collateral Documents which are mortgages, deeds of trust, or deeds to secure debt are and will continue to be an encumbrance against the fee simple title to the Real Estate, securing a debt in the amount of the Loan, prior and paramount to all other liens and encumbrances of any nature or kind whatsoever except such exceptions as Lender, in its sole discretion, may approve in writing.

"Transaction Documents" means the Loan Documents and all Interest Hedging Agreements.

"UCC" means the Uniform Commercial Code as enacted in the Governing Law State.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

9.02           Accounting Matters.  All accounting terms not specifically defined herein will be construed in accordance with GAAP.  All financial covenants applicable to an individual will be calculated based on that individual's business, excluding personal assets and liabilities  Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal years is calculated.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document Lender may amend that ratio or requirement to preserve the original intent thereof in light of that change.

9.03           Drafting Conventions.  Unless expressly stated therein or the context otherwise requires, the Loan Documents will be interpreted in accordance with the following (the "Drafting Conventions"):  (a) the words "include," "includes," and "including" are to be read as if they were followed by the phrase "without limitation"; (b) unless otherwise expressly stated, terms and provisions applicable to two or more Persons shall apply on an individual, as well as collective basis; (c) headings and captions are provided for convenience only and do not affect the meaning of the text which follows; (d) references to a parcel or tract of real estate means, without limitation, the land described, and any and all improvements located thereupon and all easements or other rights or interests benefiting that land; (e) references to an agreement or instrument means that agreement or instrument, together with all extensions, renewals, modifications, substitutions and amendments thereof, subject to any restrictions thereon in that agreement or instrument or in the Loan Documents; (F) ANY REPORT OR DOCUMENT TO BE RECEIVED BY LENDER SHALL BE SATISFACTORY IN FORM AND CONTENT TO LENDER; (G) WHEREVER (I) LENDER EXERCISES ANY RIGHT GIVEN TO IT TO APPROVE OR DISAPPROVE, (II) ANY ARRANGEMENT OR TERM IS TO BE SATISFACTORY TO LENDER, OR (III) ANY OTHER DECISION OR DETERMINATION IS TO BE MADE BY LENDER, THEN EXCEPT AS MAY BE OTHERWISE EXPRESSLY AND SPECIFICALLY PROVIDED THEREIN, THE DECISION TO APPROVE OR DISAPPROVE, ALL DECISIONS THAT ARRANGEMENTS OR TERMS ARE SATISFACTORY OR NOT SATISFACTORY, AND ALL OTHER DECISIONS AND DETERMINATIONS MADE BY LENDER, SHALL BE IN THE SOLE DISCRETION OF LENDER, WITHOUT REGARD FOR THE ADEQUACY OF ANY SECURITY FOR THE OBLIGATIONS; (h) whenever by the terms of the Loan Documents, Borrower is prohibited from taking an action or permitting the occurrence of some circumstance, Borrower shall not, directly or indirectly take that action or permit that circumstance, or directly or indirectly permit any Subsidiary to take that action or permit that circumstance; (i) evidence of the occurrence or non-occurrence of any event, or the existence or non-existence of any circumstance to be delivered to Lender must be in a form satisfactory to Lender; (j) unless specified otherwise, references to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (k) unless otherwise specified, all references to a time of day are references to the time in California; (l) references to "month" or "year" are references to a calendar month or calendar year, respectively, unless otherwise specifically provided; (m) if any date specified in this agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day; (n) a pronoun used in referring generally to any member of a class of Persons, or Persons and things, applies to each member of that class, whether of the masculine, feminine, or neuter gender; (o) references to "articles," "sections," "subsections," "paragraphs;" "exhibits," and "schedules" reference articles, sections, subsections, paragraphs, exhibits, and schedules, respectively, of this agreement unless otherwise specifically provided; (p) the words "hereof," "herein," "hereunder," and "hereby" refer to this agreement as a whole and not to any particular provision of this agreement; (q) the definitions in this agreement apply equally to both singular and plural forms of the terms defined; and (r) for purposes of computing periods of time from a specified date to a later specified date, the word "from " means "from and including" and the words "to" and "until" each mean "to but excluding".

QAD Ortega Hill, LLC
Credit Agreement

ARTICLE 10 - MISCELLANEOUS

10.01         Entire Agreement.  This agreement and the other Loan Documents, collectively: (i) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (ii) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (iii) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.  In the event of any conflict between this agreement and any other agreements required by this agreement, this agreement will prevail.

10.02         Joint and Several Obligations.  If Borrower consists of more than one Person, each Borrower (a) expressly acknowledges that it has benefited and will benefit, directly and indirectly, from the Loan and acknowledges and undertakes, together with the other Borrowers, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Loan Obligations; (b) acknowledges that this agreement is the independent and several obligation of each Borrower and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower; and (c) agrees that its liability hereunder and under any other Loan Document is absolute, unconditional, continuing and irrevocable.  BORROWER EXPRESSLY WAIVES ANY REQUIREMENT THAT LENDER EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER BORROWERS UNDER THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE OBLIGATIONS.

10.03         Authority to Bind Borrower.  If Borrower is comprised of multiple Persons, any Person comprising Borrower is authorized to bind all parties comprising Borrower.  Without limitation of the foregoing, Lender may require any Loan Request or other request, authorization, or other action by or on behalf of Borrower be by one or more individuals designated in writing by the parties comprising Borrower (a "Designated Person").  Lender may, at any time and without notice, waive any prior requirement that requests, authorizations, or other actions be taken only by a Designated Person.

10.04         Binding Effect; Successors and Assigns.  The Loan Documents will inure to the benefit of and be binding upon the parties and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without prior written consent of the Lender.

10.05         Assignment; Participations.  Borrower shall not assign its rights or obligations hereunder without Lender's consent.  Lender may assign or sell participations in all or any portion of its interest in the Loan or under the Loan Documents to any Person.  Lender may disclose to any actual or potential assignee or participant any information that Borrower has delivered to Lender in connection with the Loan Documents; and Borrower shall cooperate fully with Lender in providing that information.  If Lender assigns or sells a participation in the Loan or the Loan Documents, the purchaser will have the right of set-off against Borrower.

10.06         Severability.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Loan Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Lender may, at its option, declare all Loan Obligations immediately due and payable.

10.07         Amendments in Writing.  The Loan Documents may not be amended, changed, modified, altered or terminated without the prior written consent of all Parties to the respective Loan Document.

10.08         Governing Law.  Except as expressly stated therein, the Loan Documents will be governed and interpreted by applying the laws of the State of California (the "Governing Law State") without regard to its conflict of laws principles.

10.09         JURISDICTION AND VENUE.  BORROWER IRREVOCABLY AGREES THAT, AT THE OPTION OF LENDER, ALL ACTIONS, PROCEEDINGS OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL BE LITIGATED IN THE SUPERIOR COURT OF CALIFORNIA, SACRAMENTO COUNTY, CALIFORNIA, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF CALIFORNIA.  BORROWER IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF THOSE COURTS FOR ALL SUCH ACTIONS, PROCEEDINGS AND COUNTERCLAIMS AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE.  FINAL JUDGMENT AGAINST BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT, A CERTIFICATE OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  BORROWER IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW (A) ANY OBJECTION WHICH IT MAY HAVE NOW OR IN THE FUTURE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY COURT REFERRED TO IN THE FIRST SENTENCE ABOVE; (B) ANY CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (C) ITS RIGHT OF REMOVAL OF ANY MATTER COMMENCED BY ANY OTHER PARTY IN THE COURTS OF THE STATE OF CALIFORNIA TO ANY COURT OF THE UNITED STATES OF AMERICA; (D) ANY IMMUNITY WHICH IT OR ITS ASSETS MAY HAVE IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT FROM ANY SUIT, EXECUTION, ATTACHMENT (WHETHER PROVISIONAL OR FINAL, IN AID OF EXECUTION, BEFORE JUDGMENT OR OTHERWISE) OR OTHER LEGAL PROCESS; AND (E) ANY RIGHT IT MAY HAVE TO REQUIRE THE MOVING PARTY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THE COURTS REFERRED TO ABOVE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO POST SECURITY FOR THE COSTS OF BORROWER OR TO POST A BOND OR TO TAKE SIMILAR ACTION.

QAD Ortega Hill, LLC
Credit Agreement

10.10         Counterpart Execution.  The Loan Documents may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.

10.11         Optically Imaged Reproductions.  Lender may make an optically imaged reproduction of any or all Loan Documents and, at its election, destroy the original or originals.  Borrower consents to the destruction of the original or originals and agrees that a copy of the optically imaged reproduction of any Loan Document will be the equivalent of and for all purposes constitute an "original" document.  For purposes of this section, "for all purposes" includes use of the optically imaged reproduction (a) to prove the content of the original document at trial, mediation, arbitration or administrative hearing; (b) for any business purpose; (c) for internal or external audits and/or examination by or on behalf of Governmental Authorities; (d) in canceling or transferring any document; and (e) in conjunction with any other transaction evidenced by the original document.

10.12           Necessary Action. Lender is authorized to execute any other documents or take any other actions necessary to effectuate the Loan Documents and the consummation of the transactions contemplated therein.

10.13           Credit Report. Lender is authorized to order a credit report and verify all other credit information, including past and present loans and standard references from time to time to evaluate the creditworthiness of Borrower.  Without limitation, a copy of the consent for release of information, general authorization or similar document on file with Lender shall authorize third Persons to provide the information requested from time to time.

10.14           No Construction Against Drafter.  Each Party has participated in negotiating and drafting this agreement, so if an ambiguity or a question of intent or interpretation arises, this agreement is to be construed as if the parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this agreement.

10.15         INDEMNIFICATION.  BORROWER SHALL DEFEND, INDEMNIFY AND HOLD LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS, ATTORNEYS AND AFFILIATES (THE "INDEMNIFIED PERSONS") HARMLESS AGAINST ANY AND ALL LOSSES OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNIFIED PERSON ARISING OUT OF, IN ANY WAY CONNECTED WITH OR AS A RESULT OF: (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; (II) THE USE OF THE PROCEEDS OF THE LOANS; (III) THE FAILURE BY BORROWER TO BORROW THE AMOUNT SPECIFIED IN A LOAN REQUEST (INCLUDING ANY FAILURE RESULTING FROM THE FAILURE TO FULFILL THE APPLICABLE CONDITIONS PRECEDENT BUT EXCLUDING LENDER’S FAILURE TO LEND SUCH AMOUNT), INCLUDING ANY LOSS OF ANTICIPATED PROFITS AND LOSSES BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF DEPOSITS OR OTHER FUNDS ACQUIRED BY LENDER TO FUND THE LOAN; (IV) SUCH INDEMNIFIED PERSON’S ACTS OR OMISSIONS WHICH RESULT FROM COMMUNICATIONS GIVEN OR PURPORTED TO BE GIVEN~~,~~ BY BORROWER OR ANY DESIGNATED PERSON, WHICH ARE INTERRUPTED, WHICH ARE MISUNDERSTOOD, OR WHICH ARE IN FACT FROM UNAUTHORIZED PERSONS, BUT WHICH LENDER BELIEVES IN GOOD FAITH TO BE FROM BORROWER OR ANY DESIGNATED PERSON; (V) THE VIOLATION BY BORROWER OF ANY APPLICABLE LAW, INCLUDING ANY ENVIRONMENTAL LAW; (VI) THE RELIANCE BY LENDER ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF BORROWER; (VII) ANY BREACH BY BORROWER OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS UNDER ANY LOAN DOCUMENT, INCLUDING ANY DEFAULT OR EVENT OF DEFAULT; OR (VIII) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATED TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO, OR ASSERTED AGAINST ANY INDEMNIFIED PERSON AS A RESULT OF LENDER BEING PARTY TO THIS AGREEMENT OR THE TRANSACTIONS CONSUMMATED PURSUANT TO THIS AGREEMENT; EXCEPT THAT BORROWER SHALL HAVE NO OBLIGATION TO AN INDEMNIFIED PERSON UNDER THIS SECTION WITH RESPECT TO LOSSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON AS DETERMINED BY THE FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT ANY INDEMNITY UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES IS UNENFORCEABLE FOR ANY REASON, BORROWER SHALL TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION THEREOF WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.  ALL INDEMNITIES UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT..

QAD Ortega Hill, LLC
Credit Agreement

10.16         WAIVER OF TRIAL BY JURY.  THE PARTIES (A) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE RESOLUTION OF ANY DISPUTE,  CONTROVERSY OR CLAIM THAT ARISES OUT OF OR RELATES TO: (I) THIS AGREEMENT; OR (II) ANY TRANSACTION DOCUMENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE (INDIVIDUALLY AND COLLECTIVELY, A "DISPUTE"); AND, (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY  TRANSACTION DOCUMENT TO THE EXTENT SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THE PROVISIONS OF THIS SECTION ARE SEPARATELY GIVEN BY EACH PARTY KNOWINGLY AND VOLUNTARILY; AND ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE LOAN DOCUMENTS AND THE SWAP COUNTERPARTIES ENTERING INTO THE INTEREST HEDGING AGREEMENTS.

10.17         BALLOON PAYMENT.  THIS AGREEMENT PROVIDES FOR A BALLOON PAYMENT.  BORROWER ACKNOWLEDGES THAT LENDER HAS NOT AGREED TO REFINANCE THAT PAYMENT.

10.18         USA Patriot Act Notice.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who obtains a loan.  Lender will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information.  Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower, any guarantors or other related persons.

10.19         Treatment of Certain Information; Confidentiality.

(a)               The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the Lender shall exercise commercially reasonable efforts, to the extent practicable and not contrary to any request or order of any Governmental Authority or to applicable Law, to provide prompt prior written notice thereof to the Borrower to enable the Borrower to seek a protective order or otherwise prevent or condition such disclosure), (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower.

(b)               For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

QAD Ortega Hill, LLC
Credit Agreement

(c)               The Lender acknowledges that (i) the Information may include material non public information concerning the Borrower or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including Federal and state securities laws.

[Signatures on Following Page]

The parties have signed this agreement effective as of the day and year first written above.

BORROWER

Address for notices:	QAD ORTEGA HILL, LLC, a Delaware limited liability company

100 Innovation Place	By:	/s/ John Neale
Santa Barbara, California 93108		JOHN NEALE
Attention: John Neale		Manager

By:	/s/ Kara Bellamy
KARA BELLAMY
Manager

LENDER

Address for notices:	RABOBANK, N.A.

33 East Carrillo St.
Santa Barbara, CA 93101	By:	/s/ Andy Clark
Attention: Commercial Lending Closing Department		Name :	ANDY CLARK
		Title :	SVP-Commercial Regional Manager

By:	/s/ Jason Wilson
	Name :	JASON WILSON
	Title :	VP-Commercial Banking Officer

QAD Ortega Hill, LLC
Credit Agreement

SCHEDULE 1.04(b)

QAD Ortega Hill, LLC
CREDIT AGREEMENT

Principal Payments - Real Estate Term Loan

End Date (PMT Date)	Principal Schedule	Principal PMT
15-Jul-12	16,053,651.44	30,416.14
15-Aug-12	16,023,235.30	28,607.04
15-Sep-12	15,994,628.26	28,713.22
15-Oct-12	15,965,915.04	30,731.26
15-Nov-12	15,935,183.78	28,933.84
15-Dec-12	15,906,249.94	30,945.55
15-Jan-13	15,875,304.39	29,156.07
15-Feb-13	15,846,148.32	29,264.29
15-Mar-13	15,816,884.03	35,053.79
15-Apr-13	15,781,830.24	29,502.99
15-May-13	15,752,327.25	31,498.40
15-Jun-13	15,720,828.85	29,729.39
15-Jul-13	15,691,099.46	31,718.30
15-Aug-13	15,659,381.16	29,957.45
15-Sep-13	15,629,423.71	30,068.64
15-Oct-13	15,599,355.07	32,047.81
15-Nov-13	15,567,307.26	30,299.18
15-Dec-13	15,537,008.08	32,271.74
15-Jan-14	15,504,736.34	30,531.40
15-Feb-14	15,474,204.94	30,644.71
15-Mar-14	15,443,560.23	36,305.26
15-Apr-14	15,407,254.97	30,893.19
15-May-14	15,376,361.78	32,848.73
15-Jun-14	15,343,513.05	31,129.76
15-Jul-14	15,312,383.29	33,078.53
15-Aug-14	15,279,304.76	31,368.06
15-Sep-14	15,247,936.70	31,484.48
15-Oct-14	15,216,452.22	33,423.07
15-Nov-14	15,183,029.15	31,725.38
15-Dec-14	15,151,303.77	33,657.07
15-Jan-15	15,117,646.70	31,968.04
15-Feb-15	15,085,678.66	32,086.68
15-Mar-15	15,053,591.98	37,612.52
15-Apr-15	15,015,979.46	32,345.36
15-May-15	14,983,634.10	34,259.28
15-Jun-15	14,949,374.82	32,592.56
15-Jul-15	14,916,782.26	34,499.39
15-Aug-15	14,882,282.87	32,841.57
15-Sep-15	14,849,441.30	32,963.45
15-Oct-15	14,816,477.85	34,859.65
15-Nov-15	14,781,618.20	33,215.17
15-Dec-15	14,748,403.03	35,104.16
15-Jan-16	14,713,298.87	33,468.72
15-Feb-16	14,679,830.15	33,592.95
15-Mar-16	14,646,237.20	37,224.58
15-Apr-16	14,609,012.62	33,855.77
15-May-16	14,575,156.85	35,726.40
15-Jun-16	14,539,430.45	34,114.02
15-Jul-16	14,505,316.43	35,977.24
15-Aug-16	14,469,339.19	34,374.16
15-Sep-16	14,434,965.03	34,501.74
15-Oct-16	14,400,463.29	36,353.83
15-Nov-16	14,364,109.46	34,764.71
15-Dec-16	14,329,344.75	36,609.27
15-Jan-17	14,292,735.48	35,029.61
15-Feb-17	14,257,705.87	35,159.61
15-Mar-17	14,222,546.26	40,398.36
15-Apr-17	14,182,147.90	35,440.04
15-May-17	14,146,707.86	37,265.24
15-Jun-17	14,109,442.62	35,709.88
15-Jul-17	14,073,732.74	37,527.34
15-Aug-17	14,036,205.40	35,981.69
15-Sep-17	14,000,223.71	36,115.23
15-Oct-17	13,964,108.48	37,921.08
15-Nov-17	13,926,187.40	36,390.00
15-Dec-17	13,889,797.40	38,187.98

QAD Ortega Hill, LLC
Credit Agreement

End Date (PMT Date)	Principal Schedule	Principal PMT
15-Jan-18	13,851,609.42	36,666.79
15-Feb-18	13,814,942.63	36,802.88
15-Mar-18	13,778,139.75	41,888.12
15-Apr-18	13,736,251.63	37,094.93
15-May-18	13,699,156.70	38,872.70
15-Jun-18	13,660,284.00	37,376.87
15-Jul-18	13,622,907.13	39,146.56
15-Aug-18	13,583,760.57	37,660.89
15-Sep-18	13,546,099.68	37,800.66
15-Oct-18	13,508,299.02	39,558.19
15-Nov-18	13,468,740.83	38,087.77
15-Dec-18	13,430,653.06	39,837.07
15-Jan-19	13,390,815.99	38,376.98
15-Feb-19	13,352,439.01	38,519.41
15-Mar-19	13,313,919.60	43,444.28
15-Apr-19	13,270,475.32	38,823.61
15-May-19	13,231,651.71	40,551.82
15-Jun-19	13,191,099.89	39,118.20
15-Jul-19	13,151,981.69	40,837.97
15-Aug-19	13,111,143.72	39,414.95
15-Sep-19	13,071,728.77	39,561.23
15-Oct-19	13,032,167.54	41,268.30
15-Nov-19	12,990,899.24	39,861.23
15-Dec-19	12,951,038.01	41,559.69
15-Jan-20	12,909,478.32	40,163.41
15-Feb-20	12,869,314.91	40,312.47
15-Mar-20	12,829,002.44	43,533.92
15-Apr-20	12,785,468.52	40,623.65
15-May-20	12,744,844.87	42,300.27
15-Jun-20	12,702,544.60	40,931.42
15-Jul-20	12,661,613.18	42,599.21
15-Aug-20	12,619,013.97	41,241.43
15-Sep-20	12,577,772.54	41,394.50
15-Oct-20	12,536,378.04	43,049.01
15-Nov-20	12,493,329.03	41,707.90
15-Dec-20	12,451,621.13	43,353.43
15-Jan-21	12,408,267.70	42,023.60
15-Feb-21	12,366,244.10	42,179.56
15-Mar-21	12,324,064.54	46,762.50
15-Apr-21	12,277,302.04	42,509.66
15-May-21	12,234,792.38	44,132.20
15-Jun-21	12,190,660.18	42,831.23
15-Jul-21	12,147,828.95	44,444.55
15-Aug-21	12,103,384.40	43,155.13
15-Sep-21	12,060,229.27	43,315.30
15-Oct-21	12,016,913.97	44,914.76
15-Nov-21	11,971,999.21	43,642.75
15-Dec-21	11,928,356.46	45,232.83
15-Jan-22	11,883,123.63	43,972.61
15-Feb-22	11,839,151.02	44,135.80
15-Mar-22	11,795,015.22	48,535.99
15-Apr-22	11,746,479.23	44,479.75
15-May-22	11,701,999.48	46,045.83
1-Jun-22	11,655,953.65	11,655,953.65

QAD Ortega Hill, LLC
Credit Agreement